CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

HSBC Bank USA

(Exact name of trustee as specified in its charter)

New York

13-2774727

(Jurisdiction of incorporation

(I.R.S. Employer

or organization if not a U.S.

Identification No.)

national bank)

452 Fifth Avenue, New York, NY

 10018-2706

(212) 525-5600

 (Zip Code)

(Address of principal executive offices)

Warren L. Tischler, SVP

HSBC Bank USA

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

ASSET BACKED SECURITIES CORPORATION

(Exact name of obligor as specified in its charter)

Delaware

13-3354848

(State or other jurisdiction

(I.R.S. Employer

of incorporation or organization)

Identification No.)

Eleven Madison Avenue

New York, New York

10010

(212) 449-0357

(Address of principal executive offices)

(Zip Code)

Asset-Backed Securities

 (Title of Indenture Securities)

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a)  Name and address of each examining or supervisory

authority to which it is subject.

State of New York Banking Department.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System,

Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe

each such affiliation.

None

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Organization Certificate of HSBC Bank USA.

T1A(ii)	(1)	Certificate of the State of New York Banking Department dated December 31, 1993 as to the authority of HSBC Bank USA to commence business as amended effective on March 29, 1999.

T1A(iii)		Not applicable.

T1A(iv)	(3)	Copy of the existing By-Laws of HSBC Bank USA as amended on April 11, 2002.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (December 31, 2003), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)

Exhibits previously filed with the Securities and Exchange Commission with Registration No. 022-22429 and incorporated herein by reference thereto.

(2)

Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

(3)

Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-88532 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 9th day of April, 2004.

HSBC BANK USA

By:            /s/ Wendy Zhang

         Wendy Zhang

Assistant Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires April 30, 2006

	Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business December 31, 2003

 (19980930)

(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,  Joseph R. Simpson, Controller

Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

   /s/ Joseph R. Simpson

Signature of Officer Authorized to Sign Report

             2/13/04

Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

   /s/ Sal H. Alfieri

Director (Trustee)

   /s/ Bernard J. Kennedy

Director (Trustee)

   /s/ Martin Glynn

Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)

in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or  computer diskette; or

b)

in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	0	0	5	8	9
	(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)						HSBC Bank USA Legal Title of Bank (TEXT 9010) Buffalo City (TEXT 9130) N.Y. 14203 State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal  Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA of Buffalo
Name of Bank City

in the state of New York, at the close of business December 31, 2003

ASSETS
		Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$ 2,531,805
b. Interest-bearing balances		554,627
Held-to-maturity securities		4,331,174
Available-for-sale securities		13,525,458
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		625,000
b. Securities purchased under agreements to resell		1,820,511
Loans and lease financing receivables:
Loans and leases held for sale		$ 1,331,481
Loans and leases net of unearned income	$ 47,058,340
LESS: Allowance for loan and lease losses	397,898
Loans and lease, net of unearned income, allowance, and reserve		$ 46,660,442
Trading assets		14,487,418
Premises and fixed assets		676,445
Other real estate owned		12,128
Investments in unconsolidated subsidiaries		247,811
Customers' liability to this bank on acceptances outstanding		63,740
Intangible assets: Goodwill		2,172,973
Intangible assets: Other intangible assets		547,920
Other assets		3,369,190
Total assets		92,958,123

LIABILITIES

Deposits:
In domestic offices		45,059,936
Non-interest-bearing	6,064,846
Interest-bearing	38,995,090
In foreign offices		19,486,621
Non-interest-bearing	453,332
Interest-bearing	19,033,289

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		1,718,097
b. Securities sold under agreements to repurchase		357,223

Trading Liabilities		10,442,571
Other borrowed money		3,704,275
Bank's liability on acceptances		63,740
Subordinated notes and debentures		1,549,286
Other liabilities		2,654,527
Total liabilities		85,036,276
Minority Interests in consolidated Subsidiaries		501
EQUITY CAPITAL

Perpetual preferred stock and related surplus		-
Common Stock		205,000
Surplus		6,925,306
Retained earnings		695,161
Accumulated other comprehensive income		95,879
Other equity capital components		-
Total equity capital		7,921,346
Total liabilities, minority interests and equity capital		92,958,123